                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                         Amendment #1 to Current Report


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 7, 1997


                             NOVELLUS SYSTEMS, INC.
               -------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                   CALIFORNIA
                     ---------------------------------------
                 (State or Other Jurisdiction of Incorporation)


        000-1757                                           77-0024666
 ------------------------                  ------------------------------------
 (Commission File Number)                  (I.R.S. Employer Identification No.)



             3970 North First Street, San Jose, CA           95134
           ----------------------------------------------------------
            (Address of Principal Executive Offices)      (Zip Code)


                                 (408) 943-9700
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                      INFORMATION TO BE INCLUDED IN REPORT


        This Form 8-K/A amends Item 7 of that certain Form 8-K filed with the Securities and Exchange Commission on July 7, 1997 (the "Original Form 8-K") by including the financial information referred to below.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired

        The audited financial statements of the Thin Film Systems Business of Varian Associates, Inc. as of and for the year ended September 27, 1996. The unaudited financial statements of the Thin Film Systems Business of Varian Associates, Inc. for the six months ended March 28, 1997.

(b)     Pro Forma Financial Information

        The unaudited pro forma financial information of Novellus Systems, Inc. and the Thin Film Systems Business of Varian Associates, Inc.

(c)     Exhibits

        The Exhibit Index appearing on page 24 is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NOVELLUS SYSTEMS, INC.


                                    By: /s/ ROBERT H. SMITH
                                        ---------------------------------------
                                        Robert H. Smith
                                        Executive Vice President Finance and
                                        Administration, Chief Financial Officer
                                        and Secretary

Dated: September 5, 1997

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)     Financial Statements of Businesses Acquired



                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Varian Associates, Inc.:


We have audited the accompanying balance sheet of the Thin Film Systems Business of Varian Associates, Inc. as of September 27, 1996 and the related statements of operations, business equity, and cash flows for the year then ended. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Thin Film Systems Business of Varian Associates, Inc. as of September 27, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/ Coopers & Lybrand L.L.P.

San Jose, California
August 27, 1997

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                                 BALANCE SHEETS
                                 (in thousands)


                                               March 28,     September 27,
                                                  1997           1996
                                             -------------   -------------
                                              (unaudited)
                   ASSETS
Current assets:
      Accounts receivable - trade            $      24,304   $      40,526
      Inventories                                   43,861          50,163
      Other current assets                           2,785             694
                                             -------------   -------------
          Total current assets                      70,950          91,383

Property, plant, and equipment, net                 18,752          19,161
Other assets                                           644             467
                                             -------------   -------------
          Total assets                       $      90,346   $     111,011
                                             =============   =============

         LIABILITIES AND BUSINESS EQUITY

Current liabilities:
      Accounts payable - trade               $       3,909   $       5,304
      Accrued expenses                              23,029          32,072
      Advance payments from customers                9,765           6,951
                                             -------------   -------------
          Total current liabilities                 36,703          44,327

Business Equity                                     53,643          66,684
                                             -------------   -------------
          Total liabilities and
          business equity                    $      90,346   $     111,011
                                             =============   =============


   The accompanying notes are an integral part of these financial statements.

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                            STATEMENTS OF OPERATIONS
                                 (in thousands)


                                                   Six Months
                                                      Ended     Year Ended
                                                    March 28,   September 27,
                                                      1997        1996
                                                    -------      --------
                                                  (unaudited)
Sales                                               $81,645      $204,667
                                                    -------      --------

Operating costs and expenses:
      Cost of sales                                  54,096       126,027
      Research and development                       12,832        28,385
      Marketing                                       8,959        20,528
      General and administrative                      7,426        13,817
                                                    -------      --------

          Total operating costs and expenses         83,313       188,757
                                                    -------      --------

Earnings (loss) before taxes                         (1,668)       15,910
Provision for (benefit from) income taxes              (584)        5,648
                                                    -------      --------

Net earnings (loss)                                 $(1,084)     $ 10,262
                                                    =======      ========


   The accompanying notes are an integral part of these financial statements.

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                          STATEMENTS OF BUSINESS EQUITY
                                 (in thousands)


Balance, September 30, 1995                                          $  50,892
      Net earnings for the year                                         10,262
      Advances from (to) Varian Associates, Inc., net                    5,530
                                                                    ----------

Balance, September 27, 1996                                             66,684
      Net loss for the period (unaudited)                               (1,084)
      Advances from (to) Varian Associates, Inc., net (unaudited)      (11,957)
                                                                    ----------

Balance, March 28, 1997 (unaudited)                                 $   53,643
                                                                    ==========


   The accompanying notes are an integral part of these financial statements.

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                            STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                Six Months
                                                                  Ended      Year Ended
                                                                 March 28,  September 27,
                                                                   1997        1996
                                                                  -------    -------
Cash flows from operating activities:                           (unaudited)
  Net earnings (loss)                                             $ (1,084)  $10,262
  Reconciling adjustments:
    Loss on disposal of property, plant, and equipment                 121       118
    Depreciation and amortization                                    2,668     3,996
    Changes in assets and liabilities:
      Accounts receivable                                           16,222    (8,065)
      Inventories                                                    6,302    (9,890)
      Other assets                                                  (2,268)      (51)
      Accounts payable and accrued expenses                        (10,438)     7,138
      Advance payments from customers                                2,814        216
                                                                  --------   --------
        Net cash provided by operating activities                   14,337      3,724
                                                                  --------   --------
Cash flows from investing activities:
  Acquisition of property, plant, and equipment                     (2,380)    (9,538)
  Proceeds from disposal of property, plant, and equipment              --        284
                                                                  --------   --------
        Net cash used in investing activities                       (2,380)    (9,254)
                                                                  --------   --------
Cash flows from financing activities:
   Advances from (to) Varian Associates, Inc., net                 (11,957)     5,530
                                                                   -------    -------
        Net cash provided by (used in) financing activities        (11,957)     5,530
                                                                   -------    -------

Net change in cash and cash equivalents                                 --         --

Cash and cash equivalents, beginning of period                          --         --
                                                                  --------    -------
Cash and cash equivalents, end of period                          $     --    $    --
                                                                  ========    =======

   The accompanying notes are an integral part of these financial statements.

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.   Basis of Presentation and Nature of Operations:

     Pursuant to the Asset Purchase Agreement dated May 7, 1997, as amended June 20, 1997 (the Agreement), between Varian Associates, Inc. (Varian) and Novellus Systems, Inc. (Novellus), Varian sold certain net assets of its Thin Film Systems Business (the Business) to Novellus. Accordingly, the accompanying financial statements include the assets, liabilities, revenues, and costs applicable to the Thin Film Systems Business on a carve-out basis of presentation.

     Where it was practicable to identify specifically Varian corporate amounts with the activities of the Business, such amounts have been charged or credited directly to the Business without allocation or apportionment. Costs of a wholly corporate nature (i.e., those costs that are considered to relate purely to the support of Varian's centralized corporate structure) have not been allocated. Shared or common costs have been allocated to the Business on the basis which is considered to reflect most fairly and reasonably the utilization of the services provided to or the benefit obtained by the Business. Typical measures and activity indicators used for apportionment purposes include sales revenue, headcount, and facility area measurements. These allocations are not necessarily indicative of the amounts that would have been recorded by the Business on a stand-alone basis.

     The Business develops, manufactures, sells, and services products for physical vapor deposition and chemical vapor deposition of thin films. The Business markets its products through direct sales personnel to customers in the United States, Asia, and Europe.


2.   Summary of Significant Accounting Policies:

        FISCAL YEAR:

        The fiscal year reported of the Thin Film Systems Business is the 52-week period ended September 27, 1996.

        PRINCIPLES OF REPORTING:

        The financial statements include the accounts of the Thin Film Systems Business, including its foreign operations. Significant intercompany balances and transactions within the Business have been eliminated.


                                   Continued

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS


2.  Summary of Significant Accounting Policies, continued:

        USE OF ESTIMATES:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

        CERTAIN RISKS AND UNCERTAINTIES:

        Substantially all of the Business' revenues have been attributable to sales of physical vapor deposition products and, therefore, any material decline or prolonged lack of growth in the market demand for physical vapor deposition products, in general, or the Business' products, in particular, could have a material adverse effect on the Business or its prospects. The markets for semiconductor manufacturing equipment, in general, and physical vapor deposition products, in particular, are highly competitive. In order to build or retain its market share, the Business must continue to compete successfully in the areas that influence the purchasing decisions of semiconductor manufacturing equipment customers, including design, price, quality, technology, product efficiency and reliability, distribution, marketing, and customer service.

        The Business does not currently have multiple vendors for all parts, tooling, supplies, or services critical to the Business' manufacturing processes. Failure of a key supplier to meet the Business' product needs on a timely basis, loss of a key supplier, or significant disruption in the Business' production or distribution activities for any other reason could have a material adverse effect on the Business or its prospects.

        While the Business is currently manufacturing its products primarily in the United States, the semiconductor industry is, and many of the Business' customers are, highly dependent on manufacturing in overseas locations. Changes in economic conditions, currency exchange rates, tariff regulations, local content laws, or other trade restrictions or political instability (International Conditions) could adversely affect the cost or availability of products sold by or to the semiconductor manufacturing equipment industry as a whole and the Business' customers in particular, any of which could have a material adverse effect on the Business or its prospects. In addition, insufficient international consumer demand for semiconductor manufacturing equipment and related products, including the Business' products, whether due to changes in International Conditions, consumer preferences, or other factors, could have a material adverse effect on the Business or its prospects.


                                   Continued

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS


 2.  Summary of Significant Accounting Policies, continued:

        FOREIGN CURRENCY TRANSLATION:

        For non-U.S. operations, the U.S. dollar is the functional currency. Monetary assets and liabilities of foreign operations are translated into U.S. dollars at current exchange rates. Non-monetary assets are translated at historical rates. Income and expense items are translated at effective rates of exchange prevailing during the reporting period, except that inventories and depreciation charged to operations are translated at historical rates.

        Foreign exchange gains and losses are recorded at the Varian corporate level and have been allocated to the Business' operations based on its estimated proportionate share of international sales.

        REVENUE RECOGNITION:

        Revenue from product sales is generally recognized upon shipment. Revenue from service contracts is generally recognized ratably during the service period. The Business accrues for the costs of installation, warranty, customer accommodation, and other insignificant obligations upon the recording of revenue.

        CONCENTRATIONS OF CREDIT RISK:

        Financial instruments that potentially expose the Business to concentrations of credit risk consist principally of trade accounts receivable. Sales are typically made on credit, with terms that vary depending upon the customer and the nature of the product. The Business performs ongoing credit evaluations and generally does not require collateral of its customers. Credit losses have historically been insignificant. At September 27, 1996, two customers each accounted for approximately 10% of accounts receivable, and one customer accounted for approximately 18% of accounts receivable.

        INVENTORIES:

        Inventories are valued at the lower of cost or market using first-in, first-out (FIFO) cost. The inventories of the Business include high technology parts and components that may be specialized in nature or subject to rapid technological obsolescence. While the Business has programs to minimize the required inventories on hand and considers technological obsolescence in estimating the required allowance to reduce recorded amounts to market values, such estimates could change in the future.


                                   Continued

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS


2.  Summary of Significant Accounting Policies, continued:

        PROPERTY, PLANT, AND EQUIPMENT:

        Property, plant, and equipment are stated at cost and are depreciated on a straight-line basis over estimated useful lives ranging from three to twenty years. Major improvements are capitalized, while repairs and maintenance are expensed currently. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are removed from the accounts.

        RESEARCH AND DEVELOPMENT:

        Business-sponsored research and development costs related to both present and future products are expensed currently. Costs related to research and development contracts are included in inventory and charged to cost of sales upon recognition of related revenue. Total expenditures on research and development for the fiscal year ended September 27, 1996 were $28,385 thousand, of which $1,066 thousand was funded by customers.

        RECENT ACCOUNTING PRONOUNCEMENTS:

        During March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), which requires the Business to review for impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 will become effective for the Business' 1997 fiscal year. The Business has studied the implications of this statement, and based on its initial evaluation, does not expect it to have a material impact on the Business' financial condition or results of operations.

        INTERIM FINANCIAL DATA (UNAUDITED):

        The unaudited financial statements for the six months (26 weeks) ended March 28, 1997 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and results of operations and cash flows in accordance with generally accepted accounting principles. The results of operations for the six months ended March 28, 1997 are not necessarily indicative of the results to be expected for a full year or for any other periods.


                                   Continued

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS




2.  Summary of Significant Accounting Policies, continued:

        INCOME TAXES:

        The operating results of the Business are included in consolidated tax returns filed by Varian. For purposes of these financial statements, the Business' provision for (benefit from) income taxes and its deferred income taxes have been prepared on a separate return basis, and all income tax related balances have been included in business equity in the accompanying balance sheets. The Business' provision for (benefit from) income taxes comprises its estimated tax liability currently payable and the changes in the Business' deferred income taxes. Deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to affect taxable income. Included in business equity at September 27, 1996 are a net deferred tax asset of $8,093 thousand and income taxes payable of $5,664 thousand.


3.  Inventories:

    The components of inventories are as follows (in thousands):


                              March 28,    September 27,
                               1997             1996
                          --------------   --------------
                            (unaudited)
Raw materials and parts   $       23,797   $       24,279
Work in progress                  12,254           13,544
Finished goods                     7,810           12,340
                          --------------   --------------
                           $      43,861   $       50,163
                          ==============   ==============


                                   Continued

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS


4.  Property, Plant, and Equipment:

    The components of property, plant, and equipment are as follows (in thousands):


                                 September 27,
                                    1996
                                  ---------
Machinery and equipment           $  23,555
Buildings and land improvements      12,775
Office furniture and equipment        5,065
                                  ---------
                                     41,395
       Accumulated depreciation     (22,801)
                                  ---------
                                     18,594
       Construction in progress         567
                                  ---------
                                  $  19,161
                                  =========


    Depreciation and amortization expense on property, plant, and equipment for the year ended September 27, 1996 was $3,996 thousand.


5.  Accrued Expenses:

    The components of accrued expenses are as follows (in thousands):


                                   March 28,        September 27,
                                     1997               1996
                                --------------   ------------
                                 (unaudited)

Payroll and employee benefits   $        4,285   $      5,261
Unearned revenue                         1,993          4,003
Product warranty                         4,588          4,721
Product retrofit                         2,637          2,818
Unfulfilled sales commitments            2,972          3,669
Other                                    6,554         11,600
                                --------------   ------------
                                $       23,029   $     32,072
                                ==============   ============


                                   Continued

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS


6.   Retirement Plans:

     The Business participates in defined contribution retirement plans sponsored by Varian covering substantially all of the Business' domestic employees. The Business' major obligation is to contribute an amount based on a percentage of each participant's base pay. The Business also makes a contribution for its share of Varian's retirement plan profit sharing based on a percentage of consolidated earnings from continuing operations before taxes, as adjusted for discretionary items. Participants are entitled, upon termination or retirement, to their portion of the retirement fund assets, which are held by a third-party trustee. In addition, a number of the Business' foreign employees participate in Varian's defined benefit retirement plans for regular full-time employees. Total pension expense for all plans for the fiscal year ended September 27, 1996 amounted to $1,974 thousand.


7.   Commitments and Contingencies:

     The Business is not committed to minimum rentals under any significant noncancelable operating leases. Rental expense for the fiscal year ended September 27, 1996 amounted to $180 thousand.

     Varian is currently a defendant in a number of legal actions relating to the Thin Film Systems Business and could incur an uninsured liability in one or more of them. Under the Agreement, Varian has retained the potential liability for legal actions pending as of the closing date and relating to Varian's conduct of the Business prior to the closing date specified in the Agreement. Accordingly, while the ultimate outcome of these matters is not determinable, in the opinion of management, the resolution of the above litigation will not have a material adverse effect on the financial condition or results of operations of the Business.


                                   Continued

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS


7.   Commitments and Contingencies, continued:

     Varian has been named by the U.S. Environmental Protection Agency or third parties as a potentially responsible party under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, at eight sites where Varian is alleged to have shipped manufacturing waste for recycling or disposal. Varian is also involved in various stages of environmental investigation and/or remediation under the direction of, or in consultation with, federal, state and/or local agencies at certain current or former Varian facilities. The portion of Varian's environmental accruals allocated to the Business and included in accrued expenses in the September 27, 1996 balance sheet is $1.1 million. Under the Agreement, Varian has retained the potential liability arising out of environmental conditions relating to the Business existing as of the closing date specified in the Agreement. Accordingly, based on information currently available to management and its best assessment of the ultimate amount and timing of environmental related events, Varian's management believes that the costs of these environmental related matters are not reasonably likely to have a material adverse effect on the financial condition or results of operations of the Business.


8.   Industry Segments:

     The Business operates in one industry segment: the thin film coating class of the semiconductor manufacturing equipment industry. Two customers accounted for approximately 35% and 15% of sales for the year ended September 27, 1996.

     International sales based on final destination of products sold are $103,961 thousand for the fiscal year ended September 27, 1996.

     The Business has foreign operations in Europe and Asia. Information regarding the Business' geographic segments for the year ended September 27, 1996 is as follows (in thousands):


                  Sales to
                Unaffiliated     Pretax      Identifiable
                 Customers      Earnings       Assets
                ------------   -----------   -----------
United States   $    180,705   $    13,687   $     93,410
Europe                16,636           392          7,749
Asia                   7,326         1,831          9,852
                ------------   -----------   ------------
                $    204,667   $    15,910   $    111,011
                ============   ===========   ============


                                   Continued

                           THIN FILM SYSTEMS BUSINESS
                           OF VARIAN ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS


9.   Related Party Transactions:

     For the fiscal year ended September 27, 1996, the Business made purchases of $4,952 thousand from other Varian lines of business.

     Business equity comprises intercompany balances arising in the ordinary course of business between the Business and other Varian entities, together with operating results of the Business, including various allocations resulting from the carve-out of the Business as presented in these financial statements.

     Allocations of corporate expenses included in the statement of operations for the fiscal year ended September 27, 1996 were $6,487 thousand.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS (CONTINUED)

(b)     Pro Forma Financial Information

On June 20, 1997, Novellus Systems, Inc. (the "Company") completed the acquisition of the Thin Film Systems business("TFS") of Varian Associates ("Varian"). TFS manufactures and markets equipment for physical vapor deposition ("PVD"), a critical technology in the production of advanced semiconductor logic and memory devices.

The Unaudited Pro Forma Combined Balance Sheet at March 29, 1997 and the
Pro Forma Condensed Combined Statements of Income for the three months ended March 29, 1997 and the fiscal year ended December 31, 1996, should be read in conjunction with the consolidated financial statements of the Company, as previously filed and the Financial Statements of TFS included herein. Those financial statements are based on the historical financial statements of the Company and TFS after giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Balance Sheet and the Condensed Combined Statements of Income. The pro forma information does not purport to be indicative of the results which would have been reported if the above transaction had been in effect for the periods presented or which may result in the future.

The Unaudited Pro Forma Condensed Combined Statements of Income are presented as if the operations of the Company and TFS had been combined as of January 1, 1996. The Unaudited Pro Forma Combined Balance Sheet presents the combined financial position of the Company as of March 29, 1997, with the acquired assets of TFS as of the acquisition date (June 20, 1997). The Company retained independent valuation professionals to assist in the determination of the value to be assigned to the acquired assets, including intangibles and in-process research and development. The Unaudited Condensed Combined Statement of Income for the year ended December 31, 1996, gives effect to the combination of the Company and TFS by combining the results of operations of the Company for the year ended December 31, 1996 with the results of operations of TFS for the year ended September 27, 1996. The Unaudited Condensed Combined Statement of Income for the quarter ended March 29, 1997, gives effect to the combination of the Company and TFS by combining the results of operations of the Company for the three months ended March 29, 1997 with the results of operations of TFS for the three months ended March 28, 1997.

NOVELLUS SYSTEMS, INC.
PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)



Assets                                                             March 29, 1997
                                                                 Pro Forma Pro Forma    Pro Forma
                                                     Novellus  Adjustments    Note       Combined
                                                     --------------------------------------------
Current Assets:
           Cash and cash equivalents              $  47,109    $    --                 $  47,109
           Short-term investments                   136,357      (80,500)       (1)       55,857
           Accounts receivable, net                 129,108       14,016        (2)      143,124
           Inventories                               57,507       22,862        (2)       80,369
           Prepaids and other current assets         22,046          421        (2)       22,467
                                                  ----------------------               ---------
                 Total current assets               392,127      (43,201)                348,926

Net property, equipment, and leasehold
     improvements                                    67,394       18,498        (2)       85,892
Other assets                                         18,488       35,951     (2),(3)      54,439
                                                  ----------------------               ---------
                 Total assets                       478,009       11,248                 489,257
                                                  ======================               =========

Liabilities and Stockholders' Equity

Current liabilities:
           Current obligations under lines of
           credit                                    12,220         --                    12,220
           Accounts payable                          26,230        8,112        (2)       34,342
           Accrued payroll and related benefits      10,043         --                    10,043
           Accrued warranty                          18,938       13,719        (2)       32,657
           Other accrued liabilities                 14,733       20,410     (1),(2)      35,143
                                                  ----------------------               ---------
                 Total current liabilities           82,164       42,241                 124,405

Long-term debt                                         --         65,000        (1)       65,000
Commitments and contingencies

Shareholders' equity:
     Common stock                                   135,764         --                   135,764
     Retained earnings                              260,591      (95,993)       (3)      164,598
     Cumulative translation adjustment                 (510)        --                      (510)
                                                  ----------------------               ---------
           Total stockholders' equity               395,845      (95,993)                299,852
                                                  ----------------------               ---------
           Total liabilities and stockholders'
                   equity                         $ 478,009    $  11,248               $ 489,257
                                                  ======================               =========


See Notes To The Pro Forma Financial Statements

NOVELLUS SYSTEMS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)


                                                          Year Ended December 31, 1996
                                           Novellus       TFS       Adjustments     Note      Combined
                                           -----------------------------------------------------------
Net Sales                                  $ 461,736   $ 204,667    $    --                    $666,403
Cost of Sales                                197,162     126,027        1,005      (4),(5)      324,194
                                           ---------   ---------    ---------                  --------
        Gross profit                         264,574      78,640       (1,005)                  342,209

Operating expenses
     Research and development                 53,902      28,385         (703)      (5)          81,584
     Selling, general and administrative      74,419      34,345       (6,788)     (5),(6)      101,976
                                           ---------   ---------    ---------                  --------
        Total operating expenses             128,321      62,730       (7,491)                  183,560

Operating income (loss)                      136,253      15,910        6,486                   158,649
Interest income (expense), net                 8,407           0       (8,575)      (7)            (168)
                                           ---------   ---------    ---------                  --------
Income (loss) before income taxes            144,660      15,910       (2,089)                  158,481

Provision (benefit) for income taxes          50,631       5,648         (811)      (8)          55,468
                                           ---------   ---------    ---------                  --------

Net income (loss)                          $  94,029   $  10,262    $  (1,278)                 $103,013
                                           =========   =========     ========                  ========
Net income (loss) per share                $    5.70                                           $   6.24
                                           =========                                           ========

Shares used in per share calculations         16,509                                             16,509
                                           =========                                           ========


See Notes To The Pro Forma Financial Statements

NOVELLUS SYSTEMS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)


                                                        Three Months Ended March 29, 1997
                                            Novellus        TFS       Adjustments   Note       Combined
                                            -----------------------------------------------------------
Net Sales                                   $ 101,628   $  35,357    $    --                   $ 136,985
Cost of Sales                                  45,732      23,427          251      (4),(5)       69,410
                                            ----------------------------------                 ---------
           Gross profit                        55,896      11,930         (251)                   67,575

Operating expenses
      Research and development                 16,842       5,557         (176)      (5)          22,223
      Selling, general and administrative      17,531       7,096       (1,195)      (5),(6)      23,432
                                            ----------------------------------                 ---------

           Total operating expenses            34,373      12,653       (1,371)                   45,655

Operating income expense (loss)                21,523        (723)       1,120                    21,920
Interest income, net                            2,133        --         (2,144)      (7)             (11)
                                            ----------------------------------                 ---------

Income (loss) before income taxes              23,656        (723)      (1,024)                   21,909

Provision (benefit) for income taxes            8,043        (254)        (340)      (8)           7,449
                                            ----------------------------------                 ---------

Net income (loss)                           $  15,613       ($469)       ($684)                $  14,460
                                            ==================================                 =========

Net income per share                        $    0.91                                          $    0.84
                                            =========                                          =========

Shares used in per share calculations          17,137                                             17,137
                                            =========                                          =========


See Notes To The Pro Forma Financial Statements

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

Note (A)  The Acquisition of TFS

The total purchase price is approximately $148.3 million and consists of the following:


(In thousands)
Cash paid to Varian              $145,500
Related acquisition expenses        2,825
                                 --------
     Total purchase price        $148,325
                                 ========


The preliminary allocation of the purchase price based on the fair value of net assets acquired is as follows:

   (In thousands)

Current assets acquired                       $  37,299
Property, plant and equipment                    18,498
Intangibles, primarily developed technology      12,698
Current liabilities assumed                     (39,416)
Acquired in-process research & development      119,246
                                              ---------
     Total purchase price                     $ 148,325
                                              =========


The purchase price allocation is preliminary and is dependent on the Company's completion of the opening balance sheet audit of TFS.

Note (B)       Pro Forma Adjustments

The pro forma adjustments to account for the purchase of the assets are referenced below.

(1) Cash payments, (funded $80.5 million from the Company's short-term investments and $65 million from Long-term debt) and related acquisition expenses, as described in Note (A) above.

(2) Fair value of the assets acquired, as of June 20, 1997, the date of acquisition, as described in Note (A) above.

(3) Write off of the in-process technology, net of tax effect to retained earnings. Since the amount is a non-recurring charge, it has not been included as a pro forma adjustment to the Pro Forma Condensed Combined Statements of Income for the year ended December 31, 1996, and for the three months ended March 29, 1997.

(4) Adjustment for the amortization of (i) the assembled workforce over 3 years and (ii) of the developed technology, which the Company will amortize over 7 years. The adjustment assumes the acquisition took place on January 1, 1996, based upon an independent valuation.

(5) Adjustment to reflect the depreciation that would have been recorded if the transaction had occurred on January 1, 1996, assuming current fair values, which were lower than the historical net book value.

(6) Varian Associates and its subsidiaries' corporate staff performed work for TFS. Corporate administrative expense incurred was invoiced on a monthly basis. The invoice represented the estimated cost of services performed based primarily on estimated hours spent by corporate employees. Accordingly, Selling, General and Administration expenses have been reduced by these corporate administrative charges which amounted to $1.1 million and $6.5 million, for the three months ended March 29, 1997, and the year ended December 31, 1996, respectively. It is not anticipated that additional material corporate expenses will be incurred by Novellus in relation to the TFS business.

(7) Interest income has been reduced in the Pro Forma Condensed Combined Statements of Income to reflect the reduced cash balances that would have been available to invest had the transaction occurred at the beginning of the period in question combined with the interest expense associated with the long-term debt used to finance the acquisition. These reductions were $2.1 million, and $8.6 million for the three months ended March 29, 1997, and the year ended December 31, 1996, respectively.

(8) The results of the adjusted Pro Forma Condensed Combined Statements of Income for the Company and TFS has been adjusted to reflect the Company's effective tax rate for each of the respective periods.

                                  EXHIBIT INDEX


                                                                            Sequentially
         Exhibit                                                              Numbered
         Number                          Description                             Page

           2.1             Asset Purchase Agreement by and between
                           Varian Associates, Inc. and Novellus
                           Systems, Inc.*

           2.2             First Amendment to Asset Purchase
                           Agreement by and between Varian
                           Associates, Inc. and Novellus Systems,
                           Inc.*

           2.3             Assignment and Assumption of Lessee's
                           Interest in Lease (Units 8 and 9, Palo
                           Alto) and Covenants, Conditions and
                           Restrictions on Leasehold Interests
                           (Units 1-12, Palo Alto)*

           2.4             Sublease (Portion of Unit 9, Palo Alto)*

           2.5             Shared Use Agreement*

           2.6             Environmental Agreement*

           2.7             Cross-License Agreement between Varian
                           Associates, Inc. and Novellus Systems,
                           Inc.*

           2.8             Parts Supply Agreement*

- ----------
* Incorporated herein by reference to the Company's Form 8-K filed on July 7, 1997.